DIVERSIFIED PRIVATE EQUITY CORP.

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS AGREEMENT, dated as of June 24, 2011 (the “Agreement”), is entered into by and among Diversified Private Equity Corp., a Delaware corporation (“DPEC” or the “Company”), located at 135 Fifth Ave., 10th Floor, New York, New York 10010, and the persons listed on Schedule 1 attached hereto (collectively, the “Lenders”).

The Company and the Lenders have agreed that the Company will issue and sell to the Lenders Convertible Promissory Notes (the “Notes”) which are convertible, at the election of each holder (a “Holder”), into (a) shares of Class A preferred shares of the Company (the “Class A Shares”), or (b) parcels of land located at Algodon Wine Estates, Mendoza, Argentina, as more specifically set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. Authorization of Notes; Conversion Rights and Terms of Repayment.

(a)          The Company has authorized the issuance and sale of Notes for up to Two Million Dollars ($2,000,000) in original principal amount. There is no minimum principal amount of Notes that must be sold under this Agreement by the Company. Each Note shall bear interest on the outstanding principal amount thereof until paid in full at the rate of 12.5% per annum, and shall be payable on demand by the Holder of such Note at any time on or after the Maturity Date, as such term is defined in the Holder’s Note.

(b)          Upon the specific terms and conditions set forth in the form of the Notes attached hereto as Exhibit A, the Notes may, at the election of each Holder, be converted as follows:

(1) Into Class A Shares to be issued in a contemplated offering of up to $10,000,000 (hereinafter the “Class A Offering”). Any such conversion shall be made at a 25% discount to the original issue price of such Class A Shares. If the Class A Offering is unsuccessful for any reason, this conversion option shall be void. Further, upon consummation of the contemplated reverse merger (the “Reverse Merger”) by the Company into Mercari Corp., a publicly traded shell company currently listed on the OTC Bulletin Board as MCAR.OB. (“Mercari”), all Class A Shares shall be converted into shares of Mercari common stock. It is anticipated that such Mercari shares will have “piggyback” registration rights, but can otherwise only be resold under Rule 144 of the Securities Act of 1933, as amended, and subject to any applicable lock-up period in connection with the Reverse Merger. In the event that the Reverse Merger is not consummated for any reason, or should management conclude that proceeding with the Reverse Merger is not in the best interests of the Company, any Holder who exercises or who has previously exercised this conversion option shall retain the Class A Shares obtained thereby.

A Holder’s right to convert into Series A Shares shall expire on the earlier of (i) seven days after receipt by the Holder of written notice of the Company’s intention to prepay the face amount of Holder’s Note and all accrued interest thereon, or (ii) seven days after receipt by the Holder of written notice of the expected effective date of the Reverse Merger which notice shall be provided not less than ten days prior to such effective date, or (iii) the Maturity Date, or if extended, the Extended Maturity Date, as such terms are defined in Holder’s Note.

(2)     If a Holder does not exercise the right to convert set forth in the preceding section (b) (1) prior to the expiration of such right, a Holder shall thereupon have the right to convert the outstanding principal amount of the Note plus all accrued and unpaid interest thereon into any then-available parcels of land at Algodon Wine Estates, Mendoza, Argentina (hereinafter “AWE”). For purposes of this section, “available parcels” shall refer to any parcel set forth on the Algodon Wine Estates Master Plan on which a residential home could be built for which no binding legal commitment to buy or sell has been made as of the date on which the Holder gives written notice of its election to exercise its right to convert this Note as provided herein. Holders of the Notes will have the option to purchase such parcels (using the unpaid principal of their Note and all accrued unpaid interest thereon) at a 30% discount to the lower of the marketed price at the time the Notes are issued or the marketed price at the time of conversion of the Notes. For each Holder, a minimum of $100,000 principal amount of its Note is necessary to be entitled to exercise this conversion option. (To effect the conversion of the Notes into AWE land parcels, the principal and accrued interest of such Notes shall, consistent with Argentine banking regulations, first be returned to the account of the Holder and then transferred to Algodon Wine Estates, SRL.) A Holder who exercises this conversion right shall be required to remit, at time of closing, any amount in excess of the principal amount of its Note plus accrued interest needed to satisfy the purchase price for the specified parcel.

A Holder’s right to convert as provided in this section (b)(2) shall expire on the earlier of (i) prepayment by the Company of the face amount of Holder’s Note and all accrued interest thereon, or (ii) the Maturity Date, or if extended, the Extended Maturity Date, as such terms are defined in Holder’s Note.

(c)          For purposes of this section, written notice to any Holder may be given (i) by email, to the email address provided by each Holder at the time Holder enters into this agreement, and shall be deemed received one business day after it was sent, and/or (ii) by any recognized overnight courier service such as Federal Express to the mailing address provided by the Holder at the time Holder enters into this agreement, and shall be deemed received one business day after it was sent. To notify the Company of its decision to exercise its conversion rights hereunder, or to provide a replacement email or mailing address, a Holder shall provide such information in writing sent to the Company at the address set forth on page 1 of this agreement via any recognized overnight courier service such as Federal Express or U.S. mail (registered mail, return receipt requested).

(d)          The right of a Holder to exercise either right to convert hereunder requires such exercise with respect to the entire principal amount of such Holder’s Note, together with all accrued and unpaid interest. In other words, any conversion shall be on an all-or-none basis.

(e)          With respect to any Holder that declines to exercise its rights to convert hereunder, DPEC shall remain obligated to pay the amount due pursuant to and in accordance with the terms of any Note held by such Holder. Notwithstanding the foregoing, DPEC shall have the right, upon seven days’ written notice, to prepay the principal amount due on any Holder’s Note, plus all accrued interest, up to sixty days before the maturity date of such Note, without penalty. To the extent a Holder who has not exercised either conversion right does not demand repayment on or after the Maturity Date (or the Extended Maturity Date), the Company shall continue to pay interest in accordance with the provisions of the Holder’s Note for up to an additional twelve months.

(f)          Subject to any unexpired conversion right described herein, in the event the amount due under the Notes has not been previously repaid, or otherwise converted into Class A Shares or AWE land parcels, then upon the closing of a sale of the Company (whether by means of a plan of recapitalization, reorganization, merger, sale of all or substantially all of the assets of the Company, sale of more than fifty percent (50%) of the Company’s outstanding securities or otherwise), the entire outstanding principal and accrued and unpaid interest on such Holder’s Note shall be payable in full in cash; provided, however, that the provisions of this paragraph shall not apply to the Reverse Merger or any alternative transaction(s) or business combination(s) designed to achieve the same results as contemplated by the Reverse Merger.

SECTION 2.       Sale and Issuance of Notes; Payment Instructions.

(a)          At the Initial Closing (as defined below), and thereafter at one or more subsequent closings, the Company shall sell and issue to each Lender, and each Lender shall purchase and acquire from the Company, upon the terms and conditions set forth herein, a Note in the principal amount set forth on the Signature Page of such Lender annexed hereto (which amount shall thereafter be entered by the Company on Schedule 1 hereto opposite such Lender’s name at a purchase price equal to such original principal amount). Each Lender’s obligations hereunder pursuant to the transaction contemplated hereby shall be several, but not joint.

SECTION 3.       Closing of Sale of Notes.

The initial closing with respect to the transactions contemplated hereby (the “Initial Closing”), and subsequent closings thereafter (separately, a “Closing” and together, the “Closings”), shall take place at the offices of the Company, 135 Fifth Ave., 10th Floor, New York, NY 10010, at such times as may be determined by the Company. At each Closing, each Lender who shall purchase a Note hereunder shall deliver to the Company two executed Signature Pages in the form annexed to this Agreement, completed and executed by such Lender, together with payment by check drawn on immediately available funds or by wire transfer for the principal amount of the Notes to be purchased by each such Lender, as set forth on such Signature Page. Following the Initial Closing, the Company may, at one or more subsequent Closings, accept additional subscriptions for the Notes until such time as the maximum original principal amount of the Notes ($2,000,000) shall have been issued and sold; provided, however, that no Notes may be issued and sold hereunder after July 31, 2011 (unless this date is extended by the Company, which it reserves the right to do for an additional sixty (60) days, in which case Notes may be issued and sold until such later date). As each such subsequent Closing is completed, the additional Signature Pages shall be annexed to this Agreement, and Schedule 1 hereto shall be amended accordingly.

SECTION 4.          Representations, Warranties and Covenants of the Company to the Lenders.

The Company hereby represents, warrants and covenants to the Lenders as follows:

(a)          Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and lease its property and to carry on its business as presently conducted.

(b)           Authorization of this Agreement and the Notes. The execution, delivery and performance by the Company of this Agreement, of the Notes and of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. Each of this Agreement and the Notes has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement and the Notes and the compliance with the provisions hereof and thereof by the Company, will not:

(i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

(ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, or (B) the Company’s Certificate of Incorporation; or

(iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

(c)           Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than any filings that may be required to be made under applicable Federal and state securities laws) is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the Note.

(d)           Securities Laws. Based on the representations of the Lenders set forth in Section 5 of this Agreement, the offer, sale and issuance of the Notes will not be in violation of the Securities Act of 1933, as amended (the “Securities Act”).

(e)          Brokers; Compensation. To the extent that any person purchasing a Note hereunder was introduced to DPEC by a registered representative of DPEC Capital, Inc., DPEC Capital, Inc. shall receive (i) a commission equal to 8% of the face amount of any Notes so purchased, and (ii) upon conversion of any such Notes into equity securities issued by the Company, additional compensation as would be paid pursuant to the terms specified in the disclosure documents relating to the sale and/or issuance of such class of equity securities, including but not limited to warrants issued by the Company. DPEC Capital, Inc. will in turn remit most, if at all, of such compensation to its registered representatives. Aside from the foregoing, no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or the Lenders for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or by any agent of the Company.

SECTION 5. Representations and Warranties of the Lenders to the Company.

Each of the Lenders, as to himself, herself or itself, represents and warrants to the Company as follows:

(a) Such Lender is purchasing the Note, and, if the Note is converted into Class A Shares will be acquiring such shares, for investment for the account of the Lender and not for the account of any other person, and not with a view toward resale or other distribution thereof. Such Lender understands that the Note being purchased by such Lender has not been, and if and when issued, the Class A Shares issuable upon conversion of the Note, will not be, registered under the Securities Act and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Note and all certificates evidencing the Class A Shares issuable upon conversion of the Notes, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(b) Such Lender or such Lender’s representative, during the course of this transaction and prior to the purchase of the Note being purchased by the Lender hereunder, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Notes (as well as the contemplated Class A Offering and Reverse Merger), and to obtain any additional information or documents relative to the Company, its business and an investment in the Company necessary to verify the accuracy of information provided by the Company relative to the business of the Company. Such Lender or such Lender’s representative has received and read or reviewed, and is familiar with, this Agreement and all such additional information and documents requested by such Lender, including but not limited to the information set forth in the accompanying Information Statement for Diversified Private Equity Corp., dated September 1, 2010 (Exhibit B hereto) and the Addendum No.1 thereto (Exhibit C hereto), both of which are being provided for informational purposes only). Such Lender acknowledges reviewing each of the exhibits hereto.

(c) Such Lender or such Lender’s representative is capable of evaluating the merits and risks of the purchase of the Notes. Such Lender has the capacity to protect his, her or its own interests in connection with the purchase of the Notes by reason of such Lender’s business or financial experience or the business or financial experience of his, her or its representative (who is unaffiliated with and who is not compensated by the Company or any affiliate, directly or indirectly). Such Lender also acknowledges that prior to entering into this agreement, Lender was familiar with the Company’s business and had a prior relationship with the Company (or with one of its subsidiaries or affiliates), or one or more of their respective officers or employees, either as an investor, customer or in some other capacity. Lender further acknowledges that its purchase of a Note is not the result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio, or the Internet, or the result of a general solicitation or a solicitation by a person not previously known to the Lender.

(d) The purchase of a Note by such Lender is consistent with his, her or its general investment objectives and the Lender understands that the purchase of the Note involves a high degree of risk and there is no established market for any securities issued by the Company and no public market for such securities will likely develop. Such Lender has no present need for liquidity in connection with his, her or its purchase of the Note and can bear the economic risks of this investment and can afford a complete loss of this investment.

(e) Such Lender hereby acknowledges, among other matters, that he, she or it is an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(f) No person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or such Lender for any commission, fee or other compensation as a finder or broker because of any act or omission by such Lender or by any agent of such Lender.

(g) Such Lender understands that there is a substantial risk regarding the Company’s ability to repay the Notes, which is dependent upon a contemplated series of events including the Class A Offering and Reverse Merger, and that there can be no assurance that such events will occur for numerous reasons. Lender further understands that: (i) there is no minimum amount of Notes that the Company must sell pursuant to this Agreement, (ii) with respect to the use of proceeds to be raised from the sale of Notes, the Company presently estimates that a substantial percentage of the proceeds from the sale of Notes will be used to fund the buyout of a minority partner of the Company’s subsidiary Algodon Wine Estates, SRL, to retire certain existing maturing debt, and as working capital for the Company. The latter use, working capital, shall be used in part to pay expenses related to the Class A Offering and/or Reverse Merger, and to pay commissions to DPEC Capital, Inc. Lender further understands that, based on the scope of its current operations, the Company presently has cash requirements, net of its projected revenues, of approximately $300,000 per month, so that only a portion of its operating expenses are funded by its operating revenues.

(h) Such Lender expressly acknowledges having been advised that the Company may not have liquid assets sufficient to repay the Notes for a variety of reasons (such as the failure to generate sufficient cash flow from operations or the failure to consummate the Class A Offering), and that it is making an unsecured loan to the Company for which no collateral is being provided.

(i) Such Lender acknowledges that only limited information regarding the anticipated future use of the funds being loaned to the Company has been provided by the Company, limited specifically to the information set forth herein, and that at the time Lender shall determine whether or not to convert a Note into Class A Shares or AWE land parcels, it shall be provided with additional information and/or a detailed offering memorandum regarding the Class A Offering, upon which it can base its ultimate investment decision regarding conversion.

(j) In the event a Lender wishes to exercise Lender’s right to convert into the Class A Offering, such Lender acknowledges that the principal amount of the Note (and all accrued and unpaid interest) may be applied by the Company to the minimum amount needed to conduct the initial closing on the Class A Offering.

(k) Such Lender understands that certain statements herein are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. When used herein, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

SECTION 6.        Closing Conditions.

(a)          Conditions to Obligations of the Lenders. It shall be a condition precedent to the obligations of the Lenders hereunder to be performed at the Initial Closing and at each subsequent Closing that:

(i) All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Lenders, and the Lenders shall have received copies (executed or certified, as may be appropriate) of all documents which the Lenders may reasonably have requested in connection with such transactions.

(ii) All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to the Initial Closing shall have been obtained or effected.

(iii) The Lenders shall have received the duly executed Notes upon receipt by the Company from the Lenders of the consideration as is set forth on the Signature Page of such Lender delivered to the Company hereunder (which amount shall thereafter be entered by the Company on Schedule 1 attached hereto opposite such Lender’s name).

(iv) All representations and warranties of the Company shall be accurate, correct and complete on the date hereof.

(b)          Conditions to Obligations of the Company. It shall be a condition precedent to the obligations of the Company hereunder to be performed at the Initial Closing and at each subsequent Closing that:

(i) The Company shall have received the check, wire transfer and/or other funds or consideration described in Section 3(a) hereof to be delivered to the Company in consideration of the issuance of the Notes.

(ii) All representations and warranties of the Lenders shall be accurate, correct and complete on the date hereof.

SECTION 7.         Additional Provisions.

(a) Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

(b) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Lenders and the respective permitted successors and assigns of the Lenders and the permitted successors and assigns of the Company.

(c) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

(d) Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by duly authorized representatives of the Company and the Lenders.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument. The execution and delivery to the Company of a Signature Page in the form annexed to this Agreement by any Lender who shall previously have been furnished the final form of this Agreement (other than Schedule 1 hereto) shall constitute the execution and delivery of this Agreement by such Lender.

(f) Expenses. Each party shall pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

(g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with (i) the laws of the State of Delaware applicable to contracts made and to be performed wholly therein, and (ii) the laws of the State of Delaware applicable to corporations organized under the laws of such state.

(i) Nouns and Pronouns. Whenever the context may require, the singular form of names and pronouns shall include the plural and visa-versa.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIVERSIFIED PRIVATE EQUITY CORP.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President

LENDERS:

[See Attached Signature Pages]

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO THE OBLIGATION TO SELL PARCELS OF LAND AT ALGODON WINE ESTATES, MENDOZA, ARGENTINA:

ALGODON WINE ESTATES, SRL

By:	/s/ Tim Holderbaum
Tim Holderbaum, Secretary

DIVERSIFIED PRIVATE EQUITY CORP.

CONVERTIBLE NOTE PURCHASE AGREEMENT

Counterpart Signature Page

By execution of this Signature Page, the undersigned Lender does hereby become a party to and agrees to be bound by the provisions of the Convertible Note Purchase Agreement (the “Agreement”) to which this Signature Page is appended, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Agreement as evidence thereof. The undersigned hereby subscribes for the purchase of a Note (as defined in the Agreement) in the original principal amount specified below.

SIGNATURE

SIGNATURE FOR INDIVIDUAL, IRA OR SELF- DIRECTED PLAN SUBSCRIBER:	SIGNATURE FOR COMPANY, CORPORATION, TRUST OR OTHER ENTITY SUBSCRIBER:

(Signature)	(Signature)

(Print Name)	(Print Name)

(Signature of Joint Subscriber or Custodian, if any)	(Print Title of Person Signing)

(Print Name of Joint Subscriber or Custodian, if any)	Date:______________________________________________

Date:________________________________________

Each Lender must complete the following:

Original Principal Amount of Note: $________

DIVERSIFIED PRIVATE EQUITY CORP.

AMENDMENT NO. 1 TO THE DIVERSIFIED PRIVATE EQUITY CORP.
CONVERTIBLE NOTE PURCHASE AGREEMENT

The Diversified Private Equity Corp. Convertible Note Purchase Agreement, dated June 24, 2011 (the “Convertible Note Agreement”), is hereby amended as described below.

Preliminary Note

On July 31, 2011, Diversified Private Equity Corp. (“DPEC” or the “Company”) exercised its right to extend the final date for the sale of Notes in accordance with and pursuant to Section 3 of the Convertible Note Agreement to September 30, 2011. As of September 30, 2011, a total of $ $1,720,025.50 face amount of Notes have been issued.

The Company now wishes to extend the final date for the sale of Notes for an additional period, to October 31, 2011, to allow for the sale of additional Notes under the Convertible Note Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Convertible Note Agreement.

Amendment

1.          Extension of Final Date for Sale of Notes: The final date for the sale of Notes under the Convertible Note Agreement, as set forth in Section 3 thereof, is hereby revised and extended to October 31, 2011.

ANY PURCHASER OF A NOTE WHO DID NOT SUBMIT A SIGNED CONVERTIBLE NOTE AGREEMENT PRIOR TO SEPTEMBER 30, 2011 HEREBY ACKNOWLEDGES RECEIPT AND ACCEPTANCE OF THIS AMENDMENT NO. 1, AS INDICATED ON THE ATTACHED SIGNATURE PAGE.

Dated: September 30, 2011	DIVERSIFIED PRIVATE EQUITY CORP.

SIGNATURE FOR INDIVIDUAL, IRA OR SELF- DIRECTED PLAN SUBSCRIBER:	SIGNATURE FOR PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY SUBSCRIBER:

(Signature, Date)	(Signature, Date)

(Print Name)	(Print Name)

(Signature of Joint Subscriber or Custodian, if any)	(Print Title of Person Signing)

(Print Name of Joint Subscriber or Custodian, if any)

PLEASE FAX BACK TO 212-655-3681 ATT: TIM HOLDERBAUM

ANY QUESTIONS? CONTACT SCOTT MATHIS AT 212-739-7650

EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

_____________, 2011

DIVERSIFIED PRIVATE EQUITY CORP.

CONVERTIBLE PROMISSORY NOTE

ON DEMAND at any time on or after June 30, 2012 (the “Maturity Date”), Diversified Private Equity Corp., a Delaware corporation (the “Company”), for value received, promises to pay to the order of _____________________ (the “Holder”), the principal sum of ______________________________________________ Dollars ($____________), together with interest thereon at the rate and on the terms set forth below.

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(a)   “AWE Parcels” shall refer to parcels of land located at Algodon Wine Estates, Mendoza, Argentina.

(b)   “Class A Shares” shall refer to shares of Class A preferred stock issued by the Company.

(c)   “Conversion Date” shall refer to any date on which the Holder gives written notice of its election to exercise its right to convert this Note as provided herein.

(d)   “Conversion Amount” shall refer to the outstanding principal amount of the Note plus all accrued and unpaid interest thereon as of the Conversion Date.

(e)   “Convertible Note Agreement” shall refer to the Convertible Note Purchase Agreement dated June 24, 2011, providing for, and setting forth the terms and conditions relating to, the purchase of the Notes.

(f)   “Holder” shall refer to any person who shall at the time be the holder of this Note. Such term used in the plural shall refer to any persons who shall at the time be the Holders of the Notes.

(g)   “Maturity Date” shall refer to the date set forth on page 1 of this Note, and “Extended Maturity Date” shall refer to the date that is sixty (60) days after the Maturity Date.

(h)   “Notes” shall refer to up to $2,000,000 in original principal amount of convertible promissory notes of the Company of like tenor to this Note (and including this Note) issued and sold pursuant to the Convertible Note Agreement.

2. Terms of Note.

2.1    Rate and Payment of Interest. This Note shall bear interest on the outstanding principal amount hereof until paid in full at the rate of twelve and one-half percent (12.5%) per annum, compounded annually. Interest shall accrue until the earlier of the repayment of the outstanding principal sum hereunder in accordance with this Note or the Conversion Date. Upon conversion of this Note pursuant to Section 3 hereof, the accrued and unpaid interest hereon shall not be paid in cash, but shall be converted as provided in Section 3. Interest will be computed on the basis of a year of 365 days for the number of days actually elapsed.

2.2    Prepayment. The principal amount of this Note together with all unpaid and accrued interest thereon may be prepaid by the Company at any time prior to the Maturity Date, in full, without penalty, but with interest thereon to the date of payment. The Company shall give Holder not less than seven (7) days’ written notice of its intention to prepay the Note.

2.3   Extended Maturity Date. The Company has the right to extend the Maturity Date, without prior notice, for up to sixty (60) days (the “Extended Maturity Date”). All terms and conditions of this Note shall remain in full force and effect during any such period.

2.4   Acceleration of Maturity Date. The entire principal balance of this Note, together with any unpaid interest thereon and any other sums due and payable hereunder shall become automatically and immediately due and payable, notwithstanding anything to the contrary in this Note, without notice or demand upon the occurrence of any of the following events: (i) the liquidation, termination or dissolution of the Company or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (ii) the dissolution, liquidation or termination of existence of, the insolvency of, or the making of an assignment for the benefit of creditors by, the Company; or (iii) the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Company, and, if so instituted against the Company, the pendency thereof for 60 days.

3. Conversion Rights.

3.1    Options to Convert. Holder has the right to convert the principal amount of this Note, together with all accrued and unpaid interest thereon, into either Series A Shares or into AWE Parcels, in accordance with the provisions relating thereto set forth in the Convertible Note Agreement. Holder may only exercise its rights to convert hereunder with respect to the full Conversion Amount.

3.2    Transaction Documentation. The Company shall deliver to each Holder copies of all transaction documents and any other documentation relating to the Class A Offering and Reverse Merger (as such terms are defined in the Convertible Note Agreement) at the same time and in the same manner as such documentation is distributed to other potential participants in any such offering or transaction.

3.3     Sale of Company. Subject to any unexpired and unexercised right to convert this Note pursuant to the provisions of Section 3.1, in the event the amount due under the Notes has not been previously paid or otherwise converted, then upon the closing of a sale of the Company (whether by means of a plan of recapitalization, reorganization, merger, sale of all or substantially all of the assets of the Company, sale of more than fifty percent (50%) of the Company’s outstanding securities or otherwise), the entire outstanding principal and accrued and unpaid interest on such Holder’s Note shall be payable in full in cash; provided, however, that the provisions of this paragraph shall not apply to the Reverse Merger or to any alternative transaction(s) or business combination(s) designed to achieve the same result as contemplated thereby.

4. Issuance of Securities on Conversion.

As soon as practicable after a conversion of this Note into Class A Shares, if any, and upon receipt of the original of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates for such number of shares to which that Holder shall be entitled on such conversion (bearing such legends as may be required by any agreements which may be entered into by the Holder in connection with such conversion and applicable state and federal securities laws). Upon issuance of the appropriate certificate or certificates, this Note shall be stamped “Void.” Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date. No fractional shares will be issued upon conversion of this Note. If a fraction of a share would otherwise be issuable upon conversion of this Note, the Company will, in lieu of such issuance, round up or down to the nearest whole unit amount. If the Company engages the services of a transfer agent, Holder’s ownership of shares may be recorded in book entry (in lieu of a certificate) so that Holder will not receive a certificate but statements from the transfer agent evidencing ownership.

5. Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived with the written consent of the Company and the Holders of at least sixty six and two-thirds percent (66.67%) in original principal amount of the Notes; provided, however, that notwithstanding the foregoing, no such change, amendment or waiver which would alter or change the principal amount owing upon this Note, the rate of interest payable hereon or the rate of conversion may be approved without the consent of the Holders of one hundred percent (100%) in original principal amount of the Notes.

6. Miscellaneous.

6.1    The Company, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Company fails to comply with any of the provisions of this Note, the Company will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder of this Note in collecting upon this Note or otherwise enforcing any of the Holder’s rights hereunder.

6.2    The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

6.3    This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

6.4     In the event that any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

6.5    If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, the maturity thereof shall be extended to the next succeeding business day.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and executed as a sealed instrument this ____ day of _______________, 2011.

DIVERSIFIED PRIVATE EQUITY CORP.

By: __________________________
Scott L. Mathis, President

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